     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 2004
                                                     REGISTRATION NO. 333-112462

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------


                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                           EDGE PETROLEUM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                      76-0511037
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                             1301 TRAVIS, SUITE 2000
                              HOUSTON, TEXAS 77002
                                 (713) 654-8960
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

                                 MICHAEL G. LONG
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           EDGE PETROLEUM CORPORATION
                             1301 TRAVIS, SUITE 2000
                              HOUSTON, TEXAS 77002
                                 (713) 654-8960
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                              --------------------

                                    COPY TO:
                                 GENE J. OSHMAN
                               BAKER BOTTS L.L.P.
                                 ONE SHELL PLAZA
                                  910 LOUISIANA
                              HOUSTON, TEXAS 77002
                                 (713) 229-1178

                              --------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

                              --------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]





                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                           AMOUNT TO       PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                BE            OFFERING PRICE         AGGREGATE           AMOUNT OF
     SECURITIES TO BE REGISTERED          REGISTERED          PER SHARE          OFFERING PRICE    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.01 PER SHARE   1,341,517 (1)        $10.09 (2)        $13,535,907 (2)       $1,715 (2)
---------------------------------------------------------------------------------------------------------------------
         TOTAL                                --                  --                   --             $1,715 (2)
=====================================================================================================================



(1) Includes 800,785 shares of Common Stock that may be issued pursuant to the exercise of a Warrant issued to Guardian Energy Management Corp. (plus in accordance with Rule 416 of the Securities Act of 1933, an indeterminate number of shares of Common Stock to cover any adjustment in the number of shares issuable as a result of the antidilution provisions of the Warrant).



(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o). Pursuant to Rule 457(c) for the Common Stock, the proposed maximum offering price has been calculated based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on January 29, 2004 which is a date within 5 business days prior to the date of filing of the original registration statement to which this amendment relates. The registration fee payable was previously paid in connection with the previously filed registration statement no. 112462. The fee table is included herewith to reflect the reduced number of shares of common stock which will be registered pursuant to such registration statement.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY CHANGE. THIS PROSPECTUS IS INCLUDED IN A REGISTRATION STATEMENT THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING HOLDERS CANNOT SELL THESE SECURITIES UNTIL THAT REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED MARCH 15, 2004



PROSPECTUS



                        1,341,517 SHARES OF COMMON STOCK


                           EDGE PETROLEUM CORPORATION

                            -----------------------

         This prospectus covers the offer and sale of common stock (including the shares issuable upon the exercise of the warrant issued to Guardian Energy Management Corp.) by the selling holders identified on page 10 of this prospectus. We will not receive any proceeds from these sales.

         The selling holders may offer and sell the shares from time to time. The selling holders may offer the shares at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.


         The common stock is quoted on the Nasdaq National Market under the symbol EPEX. On March 11, 2004, the last reported sale price of the common stock on the Nasdaq National Market was $12.05.


         YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS BEFORE PURCHASING ANY OF THE COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------


                 The date of this Prospectus is March 15, 2004.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

EDGE PETROLEUM CORPORATION....................................................3

RISK FACTORS..................................................................3

FORWARD-LOOKING STATEMENTS....................................................8

USE OF PROCEEDS...............................................................9

SELLING HOLDERS..............................................................10

PLAN OF DISTRIBUTION.........................................................11

DESCRIPTION OF CAPITAL STOCK.................................................12

LEGAL MATTERS................................................................15

EXPERTS......................................................................15

WHERE YOU CAN FIND MORE INFORMATION..........................................15


                                 ---------------

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                           EDGE PETROLEUM CORPORATION

         Edge Petroleum Corporation is an independent oil and natural gas company engaged in the exploration, development, acquisition and production of crude oil and natural gas properties in the United States. At year-end 2002, our net proved reserves were 49.0 Bcfe, comprised of 35.0 billion cubic feet of natural gas, 810 thousand barrels of oil and 1,532 thousand barrels of plant products. Natural gas and natural gas liquids accounted for approximately 90% of those proved reserves. About 68% of total proved reserves were developed as of year-end and they were all located onshore, in the United States.

         Our principal executive offices are located at 1301 Travis, Suite 2000, Houston, Texas 77002, and our telephone number at that location is (713) 654-8960.

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company.

         If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of the common stock could decline, and you may lose all or part of your investment.

OUR FAILURE TO SUCCESSFULLY INTEGRATE MILLER MAY RESULT IN OUR NOT ACHIEVING THE ANTICIPATED POTENTIAL BENEFITS OF THE MERGER.

         Before our merger with Miller, which was completed on December 4, 2003, we and Miller operated as separate companies. Our management had not previously managed the business of Miller. We may not be able to integrate the operations of Miller effectively. Integration will require substantial management attention and could detract attention away from our day-to-day business. We could encounter difficulties in the integration process, such as the unexpected loss of employees, customers or suppliers. In addition, if we cannot integrate the businesses successfully, we may fail to realize the operating efficiencies, synergies, cost savings or other benefits from the merger. Any unexpected costs or delays incurred in connection with the integration could have an adverse effect on our business, results of operations or financial condition. We have incurred charges to earnings of $210,000 relating to restructuring and related expenses in connection with the merger. We currently estimate to incur additional charges of approximately $200,000 in connection with the merger, although the actual amount cannot be predicted with certainty and could be higher or lower.

OIL AND GAS DRILLING IS A SPECULATIVE ACTIVITY AND INVOLVES NUMEROUS RISKS AND SUBSTANTIAL AND UNCERTAIN COSTS WHICH COULD ADVERSELY AFFECT US.

         Our growth will be materially dependent upon the success of our future drilling program. Drilling for oil and gas involves numerous risks, including the risk that no commercially productive oil or natural gas reservoirs will be encountered. The cost of drilling, completing and operating wells is substantial and uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors beyond our control, including unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents, adverse weather conditions, compliance with governmental requirements and shortages or delays in the availability of drilling rigs or crews and the delivery of equipment. Our future drilling activities may not be successful and, if unsuccessful, such failure will have an adverse effect on our future results of operations and financial condition. Our overall drilling success rate or our drilling success rate for activity within a particular geographic area may decline. We may ultimately not be able to lease or drill identified or budgeted prospects within our expected time frame, or at all. We may not be able to lease or drill a particular prospect because, in some cases, we identify a prospect or drilling location before seeking an option or lease rights in the prospect or location. Similarly, our drilling schedule may vary from our capital budget.

         The final determination with respect to the drilling of any scheduled or budgeted wells will be dependent on a number of factors, including:

         o the results of exploration efforts and the acquisition, review and analysis of the seismic data;

         o the availability of sufficient capital resources to us and the other participants for the drilling of the prospects;

         o the approval of the prospects by other participants after additional data has been compiled;

         o economic and industry conditions at the time of drilling, including prevailing and anticipated prices for oil and natural gas and the availability of drilling rigs and crews;

         o   our financial resources and results; and

         o the availability of leases and permits on reasonable terms for the prospects.

         These projects may not be successfully developed and the wells, if drilled, may not encounter reservoirs of commercially productive oil or natural gas.

OIL AND NATURAL GAS PRICES ARE HIGHLY VOLATILE IN GENERAL AND LOW PRICES WILL NEGATIVELY AFFECT OUR FINANCIAL RESULTS.

         Our revenue, profitability, cash flow, future growth and ability to borrow funds or obtain additional capital, as well as the carrying value of our properties, are substantially dependent upon prevailing prices of oil and natural gas. Our reserves are predominantly natural gas, therefore changes in natural gas prices may have a particularly large impact on our financial results. Lower oil and natural gas prices also may reduce the amount of oil and natural gas that we can produce economically. Historically, the markets for oil and natural gas have been volatile, and such markets are likely to continue to be volatile in the future. Prices for oil and natural gas are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that will be beyond our control. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, political conditions, the foreign supply of oil and natural gas, the price of foreign imports and overall economic conditions. Declines in oil and natural gas prices may materially adversely affect our financial condition, liquidity, and ability to finance planned capital expenditures and results of operations.

         We have in the past and we may in the future be required to write down the carrying value of our oil and natural gas properties when oil and natural gas prices are depressed or unusually volatile or if we incur unsuccessful exploration and development costs. Whether we will be required to take such a charge will depend on the prices for oil and natural gas at the end of any quarter and the effect of reserve additions or revisions and capital expenditures during such quarter. If a write down is required, it would result in a charge to earnings and would not impact cash flow from operating activities.

WE HAVE HEDGED AND WE MAY CONTINUE TO HEDGE A PORTION OF OUR PRODUCTION, WHICH MAY RESULT IN OUR MAKING CASH PAYMENTS OR PREVENT US FROM RECEIVING THE FULL BENEFIT OF INCREASES IN PRICES FOR OIL AND GAS.

         Due to the instability of oil and natural gas prices, we may periodically enter into price risk management transactions (e.g., swaps, collars and floors) for a portion of our oil and natural gas production to achieve a more predictable cash flow, as well as to reduce our exposure to price fluctuations. The use of these arrangements limits our ability to benefit from increases in the price of oil and natural gas. Our hedging arrangements, to the extent we enter into any, apply to only a portion of our production and provide only partial price protection against declines in oil and natural gas prices and limit our potential gains from future increases in prices. Such hedging arrangements may expose us to the risk of financial loss in certain circumstances, including instances where production is less than expected, our customers fail to purchase contracted quantities of oil or natural gas or a sudden, unexpected event materially impacts oil or natural gas prices.

WE DEPEND ON SUCCESSFUL EXPLORATION, DEVELOPMENT AND ACQUISITIONS TO MAINTAIN RESERVES AND REVENUE IN THE FUTURE.

         In general, the volume of production from oil and natural gas properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Except to the extent we acquire properties containing proved reserves or conduct successful exploration and development activities, or both, our proved reserves will decline. Our future oil and natural gas production is, therefore, highly dependent upon our level of success in finding or acquiring additional reserves. In addition, we will be dependent on finding partners for our exploratory activity. To the extent that others in the industry do not have the financial resources or choose not to participate in our exploration activities, we will be adversely affected.

WE ARE SUBJECT TO SUBSTANTIAL OPERATING RISKS WHICH MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         The oil and natural gas business involves certain operating hazards such as well blowouts, mechanical failures, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pollution, releases of toxic gas and other environmental hazards and risks. We could suffer substantial losses as a result of any of these events. We will not be fully insured against all risks incident to our business.

         We are not the operator of some of our wells. As a result, our operating risks for those wells and our ability to influence the operations for these wells will be less subject to our control. Operators of these wells may act in ways that are not in our best interests.

THE LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT US.

         We depend to a large extent on the services of certain key management personnel, including our executive officers and other key employees, the loss of any of which could have a material adverse effect on our operations. We do not maintain key-man life insurance with respect to any of our employees. We believe that our success depends upon our ability to continue to employ and retain skilled technical personnel.

OUR OPERATIONS HAVE SIGNIFICANT CAPITAL REQUIREMENTS WHICH, IF NOT MET, WILL HINDER OPERATIONS.

         We have experienced, and expect to continue to experience, substantial working capital needs due to our active exploration, development and acquisition programs. Additional financing may be required in the future to fund our growth. We may not be able to obtain such additional financing and financing under existing or new credit facilities may not be available in the future. In the event such capital resources are not available to us, our drilling and other activities may be curtailed.

GOVERNMENT REGULATION AND LIABILITY FOR ENVIRONMENTAL MATTERS MAY ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

         Oil and natural gas operations are subject to various federal, state and local government regulations, which may be changed from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas wells below actual production capacity in order to conserve supplies of oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of oil and natural gas, by-products thereof and other substances and materials produced or used in connection with oil and natural gas operations. In addition, we may be liable for environmental damages caused by previous owners of property we purchase or lease. As a result, we may incur substantial liabilities to third parties or governmental entities. We are also subject to changing and extensive tax laws, the effects of which cannot be predicted. The implementation of new, or the modification of existing, laws or regulations could have a material adverse effect on us.

WE MAY HAVE DIFFICULTY MANAGING ANY FUTURE GROWTH AND THE RELATED DEMANDS ON OUR RESOURCES AND MAY HAVE DIFFICULTY IN ACHIEVING FUTURE GROWTH.

         We have experienced growth in the past through the expansion of our drilling program and, more recently, acquisitions. This expansion was curtailed in 1998 and 1999, but resumed in 2000 and increased in 2001, 2002 and 2003. Further expansion is anticipated in the future both through drilling efforts and additional acquisitions. Any future growth may place a significant strain on our financial, technical, operational and administrative resources. Our ability to grow will depend upon a number of factors, including our ability to identify and acquire new exploratory prospects, our ability to develop existing prospects, our ability to continue to retain and attract skilled personnel, the results of our drilling program and acquisition efforts, hydrocarbon prices and access to capital. We may not be successful in achieving or managing growth and any such failure could have a material adverse effect on us.

WE FACE STRONG COMPETITION FROM LARGER OIL AND NATURAL GAS COMPANIES.

         Our competitors include major integrated oil and natural gas companies and numerous independent oil and natural gas companies, individuals and drilling and income programs. Many of these competitors are large, well-established companies and have substantially larger operating staffs and greater capital resources than us. We may not be able to successfully conduct our operations, evaluate and select suitable properties and consummate transactions in this highly competitive environment. Specifically, these larger competitors may be able to pay more for exploratory prospects and productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry.

THE OIL AND NATURAL GAS RESERVE DATA INCLUDED IN OR INCORPORATED BY REFERENCE IN THIS DOCUMENT ARE ESTIMATES BASED ON ASSUMPTIONS THAT MAY BE INACCURATE AND EXISTING ECONOMIC AND OPERATING CONDITIONS THAT MAY DIFFER FROM FUTURE ECONOMIC AND OPERATING CONDITIONS.

         Reservoir engineering is a subjective and inexact process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner and is based upon assumptions that may vary considerably from actual results. Accordingly, reserve estimates may be subject to downward or upward adjustment. Actual production, revenue and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material. The information regarding discounted future net cash flows included or incorporated by reference herein should not be considered as the current market value of the estimated oil and natural gas reserves that will be attributable to our properties. As required by the SEC, the estimated discounted future net cash flows from proved reserves are based on prices and costs as of the date of the estimate, while actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as the amount and timing of actual production, supply and demand for oil and natural gas, increases or decreases in consumption, and changes in governmental regulations or taxation. In addition, the 10% discount factor, which is required by the Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 69 to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks that will be associated with our business or the oil and natural gas industry in general.

OUR CREDIT FACILITY HAS SUBSTANTIAL OPERATING RESTRICTIONS AND FINANCIAL COVENANTS AND WE MAY HAVE DIFFICULTY OBTAINING ADDITIONAL CREDIT WHICH COULD ADVERSELY AFFECT OPERATIONS.

         Over the past few years, increases in commodity prices, in proved reserve amounts and the resultant increase in estimated discounted future net revenue, have allowed us to increase our available borrowing amounts. In the future, commodity prices may decline, we may increase our borrowings or our borrowing base may be adjusted downward. Our credit facility is secured by a pledge of substantially all of our assets and has covenants that limit additional borrowings, sales of assets and the distributions of cash or properties and that prohibit the payment of dividends and the incurrence of liens. The revolving credit facility also requires that specified financial ratios be maintained. The restrictions of our credit facility and the difficulty in obtaining additional debt financing may have adverse consequences on our operations and financial results, including our ability to obtain financing for working capital, capital expenditures, our drilling program, purchases of new technology or other purposes may be impaired or such financing may be on terms unfavorable to us; we may be required to use a substantial portion of our cash flow to make debt service payments, which will reduce the funds that would otherwise be available for operations and future business opportunities; a substantial decrease in our operating cash flow or an increase in our expenses could make it difficult for us to meet debt service requirements and require us to modify operations; and we may become more vulnerable to downturns in our business or the economy generally.

         Our ability to obtain and service indebtedness will depend on our future performance, including our ability to manage cash flow and working capital, which are in turn subject to a variety of factors beyond our control. Our business may not generate cash flow at or above anticipated levels or we may not be able to borrow funds in amounts sufficient to enable us to service indebtedness, make anticipated capital expenditures or finance our drilling program. If we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to curtail portions of our drilling program, sell assets, reduce capital expenditures, refinance all or a portion of our existing debt or obtain additional financing. We may not be able to refinance our debt or obtain additional financing, particularly in view of current industry conditions, the restrictions on our ability to incur debt under our existing debt arrangements, and the fact that substantially all of our assets are currently pledged to secure obligations under our bank credit facility.

OUR ACQUISITION PROGRAM MAY BE UNSUCCESSFUL, PARTICULARLY IN LIGHT OF OUR LIMITED ACQUISITION EXPERIENCE.

         Because we have not typically purchased properties we may not be in as good a position as our more experienced competitors to execute a successful acquisition program. The successful acquisition of producing properties requires an assessment of recoverable reserves, future oil and natural gas prices, operating costs, potential environmental and other liabilities and other factors. Such assessments, even when performed by experienced personnel, are necessarily inexact and uncertain. Our review of subject properties, will not reveal all existing or potential problems, deficiencies and capabilities. We may not always perform inspections on every well, and may not be able to observe structural and environmental problems even when we undertake an inspection. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of such problems. Any acquisition of property interests by us may not be successful and, if unsuccessful, such failure may have an adverse effect on our future results of operations and financial condition.

WE DO NOT INTEND TO PAY DIVIDENDS AND OUR ABILITY TO PAY DIVIDENDS IS
RESTRICTED.

         We currently intend to retain any earnings for the future operation and development of our business and do not currently anticipate paying any dividends in the foreseeable future. Any future dividends also may be restricted by our then-existing loan agreements.

OUR RELIANCE ON THIRD PARTIES FOR GATHERING AND DISTRIBUTION COULD CURTAIL FUTURE EXPLORATION AND PRODUCTION ACTIVITIES.

         The marketability of our production will depend upon the proximity of our reserves to, and the capacity of, facilities and third party services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or lack of capacity of such services and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. A shut-in of producing wells or delay or discontinuance of development plans for properties could adversely affect our financial condition and performance. In addition, federal and state regulation of oil and natural gas production and transportation affect our ability to produce and market our oil and natural gas on a profitable basis.

PROVISIONS OF DELAWARE LAW AND OUR CHARTER AND BYLAWS MAY DELAY OR PREVENT TRANSACTIONS THAT WOULD BENEFIT STOCKHOLDERS.

         Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that may have the effect of delaying, deferring or preventing a change of control of us. These provisions, among other things, provide for a classified board of directors with staggered terms, restrict the ability of stockholders to take action by written consent, authorize the board of directors to set the terms of preferred stock, and restrict our ability to engage in transactions with 15% stockholders.

         Because of these provisions, persons considering unsolicited tender offers or other unilateral takeover proposals may be more likely to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. As a result, these provisions may make it more difficult for our stockholders to benefit from transactions that are opposed by an incumbent board of directors.

SALES OF LARGE NUMBER OF SHARES MAY LOWER OUR SHARE PRICE.


         The average weekly trading volume for our common stock for the 13 months ended January 30, 2004 was 62,526. This prospectus covers the offer and sale by selling holders of up to 1,341,517 shares of common stock (including 800,785 shares issuable upon exercise of a warrant issued to Guardian Energy Management Corp.). These shares previously were not freely tradeable in the market. Our share price may decline if selling holders sell a large number of shares over a short time period.


MILLER'S FORMER USE OF ARTHUR ANDERSEN LLP AS ITS INDEPENDENT PUBLIC ACCOUNTANTS MAY LIMIT YOUR ABILITY TO SEEK POTENTIAL RECOVERIES FROM THEM RELATED TO THEIR WORK.



         Arthur Andersen LLP, independent public accountants, audited the consolidated balance sheet of Miller and its subsidiary as of December 31, 2001, and the related consolidated statements of operations, equity and cash flows for the year ending December 31, 2001, which are incorporated by reference herein. On June 15, 2002, 25 Arthur Andersen was convicted on a federal obstruction of justice charge. On June 27, 2002, Miller dismissed Arthur Andersen and engaged Plante & Moran, PLLC. Arthur Andersen has ceased operations. As a result, any recovery you may have from Arthur Andersen related to the claims that you may assert related to the financial statements audited by Arthur Andersen, misstatements or omissions, if any, in this joint proxy statement/prospectus, may be limited by the financial circumstances of Arthur Andersen.



                           FORWARD-LOOKING STATEMENTS

         This document and the documents incorporated by reference in this prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include the information concerning possible or assumed future results of operations of Edge, including statements about the following subjects:

         o  benefits, effects or results of the merger with           o  budgets for capital and other expenditures,
            Miller Exploration Company,                               o  timing and cost of completion of capital
         o  cost reductions, operating efficiencies or                   projects,
            synergies from such merger,                               o  plans and objectives of management,
         o  operations and results after such merger,                 o  transaction-related expenses,
         o  integration of operations with respect to such            o  charges to earnings related to restructuring
            merger,                                                      and related expenses in connection with the
         o  business strategies,                                         merger,
         o  growth opportunities,                                     o  performance of contracts,
         o  competitive position,                                     o  outcomes of legal proceedings,
         o  market outlook,                                           o  compliance with applicable laws,
         o  expected financial position,                              o  adequacy of insurance, and
         o  expected results of operations,                           o  any other statements regarding future growth,
         o  future cash flows,                                           future cash needs, future operations, business
         o  future dividends,                                            plans and future financial results, and any
         o  financing plans,                                             other statements which are not historical facts.

         Forward-looking statements in this prospectus or in the documents incorporated by reference in this prospectus are identifiable by use of the following words and other similar expressions, among others:

         o  "anticipate,"                                             o  "may,"
         o  "believe,"                                                o  "might,"
         o  "budgeted,"                                               o  "plan,"
         o  "could,"                                                  o  "potential,"
         o  "estimate,"                                               o  "predict,"
         o  "expect,"                                                 o  "project" and
         o  "forecast,"                                               o  "should."
         o  "intend,"

         The following factors could affect the future results of our operations, and could cause those results to differ materially from those expressed in the forward-looking statements included in this document or incorporated by reference:

         o  drilling plans (including scheduled and budgeted wells);
         o  changes in strategy and business discipline;
         o  future tax matters;
         o  changes in wells operated and in reserves;
         o  future growth and expansion;
         o  future exploration;
         o  future seismic data (including timing and results);
         o  ability to generate additional prospects;
         o  integration of new technologies into operations;
         o  future capital expenditures (or funding thereof) and working capital;
         o  borrowings and capital resources and liquidity;
         o  outcome, effects or timing of legal proceedings;
         o  the number, timing or results of any wells;

         o  the plans for timing, interpretation and results of new or existing seismic surveys or seismic data;
         o  geopolitical events effecting oil and natural gas perceptions;
         o  the availability, attraction and retention of qualified personnel; and
         o  the effect of litigation and contingencies.

         The above factors are in addition to those factors discussed in this prospectus under the "Risk Factors" and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003 and our subsequent SEC filings. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from sales of common stock by the selling holders.

                                 SELLING HOLDERS


         This prospectus covers the offer and sale by the selling holders listed in the following table of up to 1,341,517 shares of common stock (including up to 800,785 shares issuable upon exercise of the warrant described below). The common stock being offered for sale by the selling holders (other than the 800,785 shares of common stock issuable upon exercise of the warrant described below) was issued in connection with the merger of our wholly-owned subsidiary, Edge Delaware Sub Inc. with and into Miller Exploration Company ("Miller") on December 4, 2003, pursuant to which Miller became our wholly-owned subsidiary (the "Merger"). In connection with the Merger, we assumed the outstanding warrant of Miller which was issued to and held by Guardian Energy Management Corp. and which, as a result of the Merger, became exercisable into 800,785 shares of our common stock and we issued the 540,732 shares of common stock (set forth in the table below under "Shares Offered -- Outstanding Shares") to the selling holders named below in exchange for the outstanding shares of common stock of Miller held by the selling holders.



         The following table sets forth certain information known to us regarding beneficial ownership of common stock by the selling holders as of March 11, 2004, and as adjusted to reflect solely the sale of the shares of common stock (including the sale of the shares of common stock for which the warrants are exercisable) offered by this prospectus. The shares that may be obtained upon exercise of the warrant are reflected in the amounts set forth under the heading "Shares Offered--Shares Underlying Warrant" and are deemed to be beneficially owned and accordingly are reflected in the amounts set forth under the heading "Shares Beneficially Owned Before Offering--Shares Underlying Warrant." No holder named in the table below will hold more than 1% of the outstanding common stock after the offering.



                                                        SHARES BENEFICIALLY
                                                       OWNED BEFORE OFFERING                 SHARES OFFERED
                                                   ----------------------------       ----------------------------
                                                                       SHARES                             SHARES
                                                   OUTSTANDING       UNDERLYING       OUTSTANDING       UNDERLYING
                SELLING HOLDER                        SHARES           WARRANT           SHARES           WARRANT
-----------------------------------------------    -----------       ----------       -----------       ----------
Kelly E. Miller(1)                                   98,714(2)               0             3,670               0
Kelly E. Miller Trust                                98,714(3)               0            71,709               0
Guardian Energy Management Corp.(4)                 453,119            800,785           453,119         800,785
Debra A. Miller Trust                                98,714(5)               0            12,234               0


---------------
(1) Prior to the Merger, Kelly Miller served as the President, Chief Executive Officer and a director of Miller Exploration Company.


(2) Includes (i) 71,709 shares of common stock which are held by the Kelly E. Miller Trust of which Mr. Miller is the trustee and which shares may be deemed to be beneficially owned by him and which shares are being offered separately by the Kelly E. Miller Trust pursuant to this prospectus, (ii) 11,101 shares of common stock held in Mr. Miller's 401(k) plan which shares may be deemed to be beneficially owned by Mr. Miller and which shares are not being offered pursuant to this prospectus, (iii) 12,234 shares of common stock which are held in trust by Mr. Miller's wife, Debra A. Miller, and which shares may be deemed to be beneficially owned by him and which shares are being offered separately by the Debra A. Miller Trust pursuant to this prospectus. The shares shown do not include 47,242 shares of common stock which are held by a 401(k) plan of which Mr. Miller is the trustee and for which he may be deemed to be the beneficial owner and which shares are not being offered pursuant to this prospectus.



(3) Includes (i) 12,234 shares of common stock held by the Debra A Miller Trust and 3,670 shares of common stock held directly by Kelly E. Miller, which shares may be deemed to be beneficially owned by the Kelly E. Miller Trust and which shares are being offered separately by the Debra A. Miller Trust and by Kelly E. Miller, respectively, pursuant to this prospectus and (ii) 11,101 shares of common stock held in Mr. Miller's 401(k) plan which shares may be deemed to be beneficially owned by the Kelly E. Miller Trust and which shares are not being offered pursuant to this prospectus.




(4) The Schedule 13D dated December 4, 2003, filed with the SEC, states that William Davidson is the President and Chief Executive Officer of Guardian Industries Corp. ("Guardian") which is the sole shareholder of Guardian Energy Management Corp. ("Guardian Management"). According to the Schedule 13D, Guardian Management holds of record 453,119 shares of common stock and holds options to purchase an additional 800,785 shares of common stock. Accordingly, Mr. Davidson may be deemed to beneficially own the shares of Edge held by Guardian Management.



(5) Includes (i) 71,709 shares of common stock held by the Kelly E. Miller Trust (of which Debra Miller's spouse is the trustee) and 3,670 shares held directly by Kelly E. Miller (Debra Miller's spouse), which shares may be deemed to be beneficially owned by the Debra A. Miller Trust and which shares are being offered separately by the Kelly E. Miller Trust and by Kelly E. Miller, respectively, pursuant to this prospectus and (ii) 11,101 shares held in Mr. Miller's 401(k) plan which shares may be deemed to be beneficially owned by the Debra A. Miller Trust and which shares are not being offered pursuant to this prospectus.



         The selling holders listed above, or persons who obtain common stock from selling holders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or in another private transaction (who also are selling holders for this prospectus) may sell up to all of the shares of the common stock shown above under the heading "Shares Offered" pursuant to this prospectus in one or more transactions from time to time as described below under "Plan of Distribution." However, the selling holders are not obligated to sell any of the shares of common stock.

                              PLAN OF DISTRIBUTION

         The selling holders may offer and sell the shares of common stock (including shares they acquired through the exercise of the warrant) offered by this prospectus, from time to time in one or more of the following transactions:

         o through the Nasdaq National Market or any other securities exchange that quotes the common stock;

         o   in the over-the-counter market;

         o in transactions other than on such exchanges or in the over-the-counter market (including negotiated transactions, and other private transactions);

         o in short sales of the common stock, in transactions to cover short sales or otherwise in connection with short sales;

         o by pledge to secure debts and other obligations or on foreclosure of a pledge;

         o through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock; or

         o   in a combination of any of the above transactions.

         The selling holders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transactions listed above may include block transactions.

         The selling holders may use broker-dealers to sell their shares or may sell their shares to broker-dealers acting as principals. If this happens, broker-dealers will either receive discounts or commissions from the selling holders, or they will receive commissions from purchasers of shares for whom they acted as agents, or both. If a broker-dealer purchases shares as a principal, it may resell the shares for its own account under this prospectus.

         We have informed the selling holders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sales of common stock.

         The selling holders and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed "underwriters" under the Securities Act of 1933 and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act. We have agreed to indemnify selling holders against certain liabilities arising under the Securities Act of 1933 from sales of common stock. Selling holders may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act of 1933 from sales of common stock.

         Instead of selling common stock under this prospectus, selling holders may sell common stock in compliance with the provisions of Rule 144 under the Securities Act of 1933, if available.

         The term "selling holders" also includes persons who obtain common stock from selling holders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or in another private transaction.

                          DESCRIPTION OF CAPITAL STOCK

         The following descriptions provide a summary of Edge's capital stock.

COMMON STOCK


         Edge is authorized to issue 25,000,000 shares of common stock. At February 29, 2004, approximately 12,717,984 shares of common stock were outstanding. The holders of the common stock have ordinary voting rights for the election of directors and for other corporate matters. Each share is entitled to one vote. Holders of common stock do not have cumulative voting rights. As a result, the holders of a majority of the shares voting for the election of directors can elect all the directors of Edge if they choose to do so. The holders of the common stock have no preemptive, conversion or redemptive rights, and are not entitled to the benefits of any sinking fund. The common stock is not assessable. The holders of common stock are entitled to the dividends that may be declared from time to time by Edge's board of directors out of funds legally available for dividends.


PREFERRED STOCK

         Edge is authorized to issue 5,000,000 shares of preferred stock. No shares of preferred stock were outstanding at the date of this prospectus.

         Edge's board of directors has the authority, without stockholder approval, to issue shares of preferred stock in one or more series, and to determine the number of shares, powers, designations, preferences, voting powers, dividend rights, liquidation preferences or conversion or exchange rights, redemption provisions, sinking fund provisions and other terms of any such series.

         Edge has no present intention to issue shares of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used by an incumbent board of directors to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction. Alternatively, such an issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. The issuance of preferred stock could adversely affect the voting power of the common stockholders. Although the board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of the stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which Edge securities are traded.

PROVISIONS OF DELAWARE LAW AND EDGE'S CHARTER AND BYLAWS

         Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. Edge's certificate of incorporation limits the liability of its directors to Edge or its stockholders to the fullest extent permitted by Delaware law. Specifically, Edge's directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:

         o for any breach of the director's duty of loyalty to Edge or its stockholders;

         o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

         o for any transaction from which the director derived an improper personal benefit.

         This provision in the certificate of incorporation limiting the liability of directors may reduce the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Edge and its stockholders. Edge's bylaws provide indemnification to its officers and directors, and Edge has entered into agreements with each of its directors providing for indemnification.

         Edge's certificate of incorporation provides that stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. Edge's bylaws provide that special meetings of the stockholders can be called only by the chairman of the board, the president or a majority of the board of directors. Edge's bylaws also require written notice to be delivered to the Secretary of Edge by a stockholder:

         o in the event of business to be brought by a stockholder before an annual meeting, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of Edge (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and

         o in the event of nominations of persons for election to the board of directors by any stockholder,

         o with respect to an election to be held at the annual meeting of stockholders, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of Edge (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and

         o with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs.

         Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in Edge's bylaws. Edge's bylaws also provide for certain procedures to be followed by stockholders in nominating persons for election to the board of directors of Edge.

         Edge's certificate of incorporation provides that the board of directors consist of three classes of directors serving for staggered three-year terms. As a result, approximately one-third of the board of directors is elected each year. The classified board provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders' meeting following the date the acquiror obtains the controlling interest.

         Edge's certificate of incorporation provides that the number of directors will be no greater than 12 and no less than three. The certificate of incorporation further provides that directors may be removed only for cause, and then only by the affirmative vote of the holders of at least a majority of all outstanding voting stock entitled to vote. This provision, in conjunction with the provisions of the certificate of incorporation authorizing the board of directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees. Edge's bylaws also provide that the board of directors will include at least a majority of directors who are not employees. In addition, the bylaws provide that Edge's compensation committee consist solely of members who are not employees and the audit committee include at least a majority of members who are not employees.

         Section 203 of the DGCL applies to Edge. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a Delaware corporation for three years following the date that person became an interested stockholder unless one of the following applies:

         o before such person became an interested stockholder, the board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

         o upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

         o following the transaction in which such person became an interested stockholder, the business combination was approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

         The restrictions also do not apply to certain business combinations if both of the following conditions are satisfied:

         o the business combination is proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who either:

             o had not been an interested stockholder during the previous three years; or

             o became an interested stockholder with the approval of a majority of the corporation's directors; or

             o the extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for Edge common stock is Computershare Trust Company, Inc.

                                  LEGAL MATTERS

         Certain legal matters in connection with the common stock and warrants offered by this prospectus will be passed on for us, by our outside counsel, Baker & Botts, L.L.P., Houston, Texas.

                                     EXPERTS


         The consolidated financial statements of Edge Petroleum Corporation as of December 31, 2002 and 2001 and for each of the two years in the period ended December 31, 2002, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent accountants, incorporated herein by reference, upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2001 consolidated financial statements refers to a change in the method of accounting for derivative instruments.


         The consolidated statements of operations, stockholders' equity and cash flows of Edge Petroleum Corporation for the year ended December 31, 2000, incorporated in this prospectus by reference from the company's Annual Report on Form 10-K/A for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


         The consolidated balance sheet of Miller and subsidiary as of December 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002 which are incorporated herein by reference, have been audited by Plante & Moran, PLLC, independent auditors, as set forth in their report, and have been incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.



         The consolidated balance sheet of Miller and subsidiary as of December 31, 2001 and the related consolidated statements of operations, equity and cash flows for the year ending December 31, 2001, which are incorporated by reference herein, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.



         Arthur Andersen has not consented to the inclusion of their report herein, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen has not consented to the inclusion of their report herein, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.


         Certain information with respect to the oil and gas reserves of Edge derived from the reports of Ryder Scott Company, L.P., independent consulting petroleum engineers, has been incorporated by reference in this prospectus upon the authority of said firm as experts with respect to the matters covered in such report and in giving such report.


         Certain information with respect to the oil and gas reserves of Miller derived from the reports of Miller and Lents, Ltd., independent consulting petroleum engineers, has been incorporated by reference herein upon the authority of said firm as experts with respect to the matters covered in such report and in giving such report.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information concerning Edge can also be inspected at the offices of The Nasdaq Stock Market, which is located at 1735 K Street N.W., Washington, D.C. 20006.

         Our homepage on the Internet's World Wide Web is located at http://www.edgepet.com. Our annual reports on Form 10-K and our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934.

         o The description of Edge common stock contained in Edge's Registration Statement on Form 8-A as originally filed with the SEC on February 14, 1997, and as such Registration Statement may be amended from time to time for the purpose of updating, changing or modifying the description of Edge common stock;

         o Edge's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002;

         o Edge's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;


         o Edge's Current Reports on Form 8-K filed on June 3, 2003, September 5, 2003, October 1, 2003, November 26, 2003 and December 11, 2003
             (as amended on February 17, 2004).


         We will provide a copy of each document incorporated by reference in this prospectus without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request. Requests for copies of the documents described may be made to the Secretary of Edge, at our principal executive offices located at 1301 Travis, Suite 2000, Houston, Texas 77002; telephone number (713) 654-8960.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         All expenses (other than fees and expenses of legal or other advisors to the selling holders) in connection with the offering described in this Registration Statement will be paid by the Company. Such expenses are as follows:*

         Securities and Exchange Commission registration fee.....................................  $ 2,220
         Printing expenses.......................................................................    2,000
         Accounting fees and expenses............................................................   35,000
         Legal fees and expenses.................................................................   25,000
         Miscellaneous...........................................................................    3,000
                                                                                                   -------
                  Total..........................................................................  $67,220

----------
* The amounts set forth, except for the filing fees for the Securities and Exchange Commission, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

DELAWARE GENERAL CORPORATION LAW

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation) and except that no indemnification shall be made in respect of any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum or (3) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs by independent legal counsel in a written opinion or (4) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it ultimately is determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

         Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

CERTIFICATE OF INCORPORATION

         The Restated Certificate of Incorporation of Edge provides that a director of Edge shall not be personally liable to Edge or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Edge or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Edge, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of Edge shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of Edge existing at the time of such repeal or modification.

BYLAWS

         The Bylaws of Edge provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of Edge or is or was serving or has agreed to serve at the request of Edge as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by Edge to the fullest extent authorized by the DGCL, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Edge to provide broader indemnification rights then said law permitted Edge to provide prior to such amendment) against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity thereunder, and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that Edge shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of Edge.

         The Bylaws further provide that the right to indemnification conferred thereby shall be a contract right and shall include the right to be paid by Edge the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current, former or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to Edge of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under the Bylaws or otherwise. In addition, the Bylaws provide that Edge may, by action of its board of directors, provide indemnification to employees and agents of Edge, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in the Bylaws.

         The Bylaws include related provisions meant to facilitate the indemnitee's receipt of such benefits. The provisions cover, among other things:
(i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination; (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken; and (iii) the establishment of certain presumptions in favor of an indemnitee. The benefits of certain of these provisions are available to an indemnitee only if there has been a change in control (as defined therein).

INDEMNIFICATION AGREEMENTS

         Edge has entered into Indemnification Agreements with each of its directors. The Indemnification Agreements provide that Edge shall indemnify the director and hold him harmless from any losses and expenses which, in type or amount, are not insured under the directors and officers' liability insurance maintained by Edge, and generally indemnifies the director against losses and expenses as a result of a claim or claims made against him for any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the director or any of the foregoing alleged by any claimant or any claim against the director solely by reason of him being a director or officer of Edge, subject to certain exclusions. The Indemnification Agreements also provide certain procedures regarding the right to indemnification and for the advancement of expenses.

INSURANCE

         Edge has a policy of liability insurance to insure its officers and directors against losses resulting from certain acts committed by them in their capacities as officers and directors of Edge.

ITEM 16. EXHIBITS


EXHIBIT NO.                            DOCUMENT
-----------                            --------
   *2.1     Agreement and Plan of Merger dated as of May 28, 2003 among Edge
            Petroleum Corporation ("Edge"), Edge Delaware Sub Inc. and Miller
            Exploration Company (incorporated by reference from Annex A to the Joint Proxy Statement/Prospectus included in the Registration
            Statement on Form S-4 (File No. 333-106484) filed by Edge on
            October 31, 2003).

   *3.1 Restated Certificate of Incorporation of Edge (incorporated by reference from Exhibit 3.1 to Edge's Registration Statement on
            Form S-1/A filed on February 5, 1997 (Registration No.
            333-17267)).

   *3.2     Certificate of Amendment to the Restated Certificate of
            Incorporation of Edge (incorporated by reference from Exhibit 3.1 to Edge's Registration Statement on Form S-1/A filed on February
            5, 1997 (Registration No. 333-17267)).

   *3.3     Bylaws of Edge (incorporated by reference from Exhibit 3.3 to
            Edge's Quarterly Report on Form 10-Q for the fiscal quarter ended
            September 30, 1999).

   *3.4     First Amendment to Bylaws of Edge (incorporated by reference from
            Exhibit 3.2 to Edge's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999).

   *3.5     Second Amendment to Bylaws of Edge (incorporated by reference from
            Exhibit 3.4 to Edge's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003).

  **4.1     Warrant issued by Miller Exploration Company to Guardian Energy
            Management Corp., dated July 11, 2000.

  **4.2     Registration Rights Agreement by and among Edge, Guardian Energy
            Management Corp., Kelly E. Miller and the Debra A. Miller Trust, dated December 4, 2003.

   *4.3     Form of Stock Certificate (incorporated by reference from Exhibit
            4.1 to Edge's Registration Statement on Form S-4 (Registration No.
            333-17269)).

    5.1 Opinion of Baker Botts L.L.P. regarding the legality of the securities being issued.

   23.1     Consent of KPMG LLP.

   23.2     Consent of Deloitte & Touche LLP.

   23.3     Consent of Plante & Moran PLLC.

   23.4     Consent of Ryder Scott Company, LLP.

   23.5     Consent of Miller & Lents Ltd.

   23.6     Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

 **24.1     Power of Attorney (included on signature page.)


------------
*Incorporated by reference as indicated.


**Previously filed.

ITEM 17.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on March 15, 2004.



                                          EDGE PETROLEUM CORPORATION


                                          By: /s/ Michael G. Long
                                             -----------------------------------
                                             Name:  Michael G. Long
                                             Title: Senior Vice President and
                                                    Chief Financial Officer





         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON MARCH 15, 2004.



                       SIGNATURE                                                   TITLE
                       ---------                                                   -----

                           *                                            Chief Executive Officer and
-------------------------------------------------------                    Chairman of the Board
                     (John W. Elias)                                   (Principal Executive Officer)



                  /s/ Michael G. Long                                    Senior Vice President and
-------------------------------------------------------                   Chief Financial Officer
                    (Michael G. Long)                               (Principal Financial and Principal
                                                                            Accounting Officer)


                           *                                                     Director
-------------------------------------------------------
                    (Thurman Andress)


                           *                                                     Director
-------------------------------------------------------
                  (Vincent S. Andrews)


                           *                                                     Director
-------------------------------------------------------
                  (Joseph R. Musolino)

                       SIGNATURE                                                   TITLE
                       ---------                                                   -----
                           *                                                     Director
-------------------------------------------------------
                  (Stanley S. Raphael)


                           *                                                     Director
-------------------------------------------------------
                   (Robert W. Shower)


                           *                                                     Director
-------------------------------------------------------
                    (John Sfondrini)


                           *                                                     Director
-------------------------------------------------------
                     (David F. Work)


By:        /s/ Michael G. Long
   -----------------------------------
              Michael G. Long
            (Attorney-in-fact)

                                  EXHIBIT INDEX


EXHIBIT NO.                            DOCUMENT
-----------                            --------
   *2.1     Agreement and Plan of Merger dated as of May 28, 2003 among Edge
            Petroleum Corporation ("Edge"), Edge Delaware Sub Inc. and Miller
            Exploration Company (incorporated by reference from Annex A to the Joint Proxy Statement/Prospectus included in the Registration
            Statement on Form S-4 (File No. 333-106484) filed by Edge on
            October 31, 2003).

   *3.1 Restated Certificate of Incorporation of Edge (incorporated by reference from Exhibit 3.1 to Edge's Registration Statement on
            Form S-1/A filed on February 5, 1997 (Registration No.
            333-17267)).

   *3.2     Certificate of Amendment to the Restated Certificate of
            Incorporation of Edge (incorporated by reference from Exhibit 3.1 to Edge's Registration Statement on Form S-1/A filed on February
            5, 1997 (Registration No. 333-17267)).

   *3.3     Bylaws of Edge (incorporated by reference from Exhibit 3.3 to
            Edge's Quarterly Report on Form 10-Q for the fiscal quarter ended
            September 30, 1999).

   *3.4     First Amendment to Bylaws of Edge (incorporated by reference from
            Exhibit 3.2 to Edge's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999).

   *3.5     Second Amendment to Bylaws of Edge (incorporated by reference from
            Exhibit 3.4 to Edge's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003).

  **4.1     Warrant issued by Miller Exploration Company to Guardian Energy
            Management Corp., dated July 11, 2000.

  **4.2     Registration Rights Agreement by and among Edge, Guardian Energy
            Management Corp., Kelly E. Miller and the Debra A. Miller Trust, dated December 4, 2003.

   *4.3     Form of Stock Certificate (incorporated by reference from Exhibit
            4.1 to Edge's Registration Statement on Form S-4 (Registration No.
            333-17269)).

    5.1 Opinion of Baker Botts L.L.P. regarding the legality of the securities being issued.

   23.1     Consent of KPMG LLP.

   23.2     Consent of Deloitte & Touche LLP.

   23.3     Consent of Plante & Moran PLLC.

   23.4     Consent of Ryder Scott Company, LLP.

   23.5     Consent of Miller & Lents Ltd.

   23.6     Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

 **24.1     Power of Attorney (included on signature page.)


------------
*Incorporated by reference as indicated.


**Previously filed.